Filed pursuant to Rule 424(b)(3)
Registration No. 333-297033

Jersey Central Power & Light Company

SUPPLEMENT NO. 1 TO

PROSPECTUS DATED

JULY 16, 2026

THE DATE OF THIS SUPPLEMENT IS JUNE 17, 2026

EXPLANATORY NOTE

This prospectus supplement amends and supplements certain information in the prospectus, dated July 16, 2026 (the “Prospectus”), filed with the Securities and Exchange Commission as a part of our registration statement on Form S-4 (File No. 333-297033).

Effective July 16, 2026, the contact information for The Bank of New York Mellon Trust Company, N.A., in its capacity as Exchange Agent (the “Exchange Agent”) for our exchange offer (as defined in the Prospectus), has been updated. As a result, you may contact the Exchange Agent at the following address, telephone number, email address and website.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Exchange Agent

By Mail or in Person

The Bank of New York Mellon Trust Company, N.A.

c/o The Bank of New York Mellon

Corporate Trust Reorg Unit

500 Ross Street

Suite 625

Pittsburgh, PA, 15262

Attn: (Raman) Uthandaraman K

For Email (for Eligible Institutions Only)

Email: CT_REORG_UNIT_INQUIRIES@bnymellon.com

For Information and to Confirm by Telephone

+1 (615) 381-1464

Delivery to an address other than set forth above will not constitute a valid delivery.

Please use the contact information above in lieu of any references in the Prospectus to the contact information for the Exchange Agent. Except as set forth herein, this prospectus supplement does not amend, modify or alter the Prospectus in any respect.